Gulf Resources Announces Results for the Second Quarter and Six Months Ending June 30, 2023

SHOUGUANG, China, Aug. 14, 2023 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced financial results for the second quarter and six months ending June 30, 2023. At the end of this press release you will see our income statement, balance sheet, and cash flow statement. Our 10-Q filed with the SEC describes all the business segments of the company.

While we normally cover these segments first, this quarter we will provide investors with context about the Chinese economy in general and our industries in particular so you can better understand the current direction of the company.

The Chinese Economy

In the second quarter of 2023, the Chinese economy continued to suffer a slowdown. Our products were especially impacted. The demand for bromine was weak. With the control of COVID-19, the demand for sanitizers dried up, especially since many companies had built up stock anticipating higher demand. The slowdown in construction also impacted the sales of fire retardants.

As a result, bromine prices from sunsirs.com, which had been RMB 69,500 per tonne on October 16,2021 during the height of COVID, dropped to RMB 18,000 on June 30, 2023, representing a decline of 74%. The company expects bromine prices may improve in the future. In fact, by August 10, 2023, bromine prices had increased to RMB 24,200. However, at this time it is difficult to estimate the timing of the improvement.

In addition to the decline in the price of bromine, the RMB declined against the U.S.D. Over the extended term, this could be a significant benefit for our company. With the lower RMB, imports of chemicals using bromine are more expensive, meaning domestic producers should gain share. Exports of pharmaceuticals and other chemical products may be cheaper, meaning the opportunities for building an export business may increase.

Given the pricing of bromine in the second quarter, the company believes that most companies in the bromine industry and most companies producing chemicals made from bromine have not been profitable. We have yet to seen many bankruptcies, but we assume many may come. Given the current market conditions, we believe that we currently have strong cash position and balance sheet.

Accordingly, the company made two decisions to protect capital and plan for future operations.

1.	It has slowed seeking current approval for its rest two closed bromine factories. The opening of these factories may require the company to build aqueducts and drill new wells. With the current market for bromine, we have sufficient capacity and are not willing to expend additional capital until we see a stronger rebound in the market. We still expect to receive permission to open these factories. However, there is no point to spending the capital until they can operate profitably.

2.	As previously announced, the company also postponed the delivery of the remaining equipment for its chemical factories, while it reevaluates the market opportunities. The company is committed to its Yuxin Chemical business and believes it will be profitable over the long-term. However, different products will require slightly different final equipment. For example, some products, which pollute more heavily, may require more complex pollution restricting equipment. During this period when most chemical companies are losing money, the company is undertaking a thorough review of the potential markets so it can ensure that it is ordering the most applicable equipment. Once the review is finalized and the market has stabilized, we will have the remainder of our equipment delivered and assembled. Then, we will begin trial and test production.

Financial Results

Because of the weakness of the Chinese economy and the huge decline in the price of bromine, the company reported an after-tax loss of

$681,816 ($0.07 *per share) for the second quarter and $1,239,563 ($0.12 per share) for the six months ended June 30,2023.

However, during the six-month period, the company generated cash from operations of $11,011,556. These numbers reflect the potential strength of our business model.

At the end of the second quarter, our balance sheet was strong.

• Cash	$115,273,479	$11.05 per share*
• Net Net Cash (cash minus all liabilities)	$97,217,164	$9.32 per share*
• Working Capital	$112,593,768	$10.79 per share*
• Shareholders’ Equity	$260,251,151	$24.95 per share*

We are very pleased to have weathered the sharp downturn while generating strong free cash flow and strengthening our balance sheet.

Future Goals and Objectives

•	We expect the economy in general and the bromine market in particular to improve. As of August 8, bromine market prices had increased 34% since the end of the second quarter and 11% from the average selling price during the second quarter.

•	During Q2, bromine revenues were $7,356,347. If selling prices had been 11% higher, bromine revenues would have been $8,165,545. This would have provided us with an additional gross profit of $809,198. In the quarter, our loss before taxes was $874,515, meaning that a price increase of slightly more than 11% may have taken us to break-even.

•	When bromine prices improve further, we will push ahead to get approval for our rest remaining factories.

•	We are still expect to our Yuxin Chemical business. At the present time, many chemical factories are struggling. As the economy in general and bromine products in particular improve, we will be in a position to identify the best products for our new factory, have the remaining equipment tailored to our needs and delivered, complete the assembly and then begin trial and test production.

•	We are continuing to explore opportunities for exports, so that we can gain financial flexibility. At the present time, the export market is quite depressed. We are looking for products that we can produce and profitably export so we can obtain capital which we may consider to use to repurchase shares and/or pay a dividend.

•	We are continuing in the discussion with the government of Daying County on creating a Joint Venture for the exploration and production of natural gas and brine products in Sichuan. While there is no guarantee that the Joint Venture be created, if we are successful in partnering with the local government, substantial opportunities could be open to us.

Financial Results

Included, you will see our income statement, balance sheet, and cash flow statements for the three and six months ended June 30, 2023. Our 10-Q, filed with the SEC, presents a full description of the segments of our business and the factors contributing to our lower sales and profits.

Commentary

Mr. Xiaobin Liu, the CEO of Gulf, commented, “This has been a difficult time for the Chinese economy and for our industries. We have focused on preserving capital, honing our long-term strategy, and preparing for opportunities we see ahead of us. We believe the economy will improve and bromine and crude salt profits will increase. We are carefully refining our plans for our Yuxin chemical plant so we can produce products that may generate the higher level of profits. We also continue to focus on identifying products that can be exported, so we can gain financial flexibility and then consider to support initiatives supporting shareholder value. While we still do not know if our proposed Joint Venture in Sichuan will be approved, the potential could be greater than our original plan. If we can partner with the local government, we would expect to be able to drill more wells for both bromine and brine.”

(*These calculations are based on the number of shares issued and outstanding of 10,431,924 shares as of June 30, 2023)

Conference Call

Gulf Resources management will host a conference call on Monday, August 14, 2023 at 08:00 PM Eastern Time to discuss its Second Quarter 2023 results ended June 30, 2023.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973) -528-0011, and please reference to “Gulf Resources” or Participant Access Code: 778644 while dial in.

The webcasting is also available then, just simply click on the link below:

http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and expired by Monday, August 21, 2023. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 48941.

GULF RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	June 30, 2023 Unaudited	December 31, 2022 Audited
Current Assets
Cash	$115,273,479	$108,226,214
Accounts receivable	2,116,410	5,363,166
Inventories, net	796,614	1,598,572
Prepayments and deposits	4,123,145	4,236,782
Other receivable	1,807	637
Total Current Assets	122,311,455	119,425,371
Non-Current Assets
Property, plant and equipment, net	133,499,129	149,916,766
Finance lease right-of use assets	155,379	163,868
Operating lease right-of-use assets	7,867,371	8,098,427
Prepaid land leases, net of current portion	9,185,377	9,508,001
Deferred tax assets	5,288,755	5,318,909
Total non-current assets	155,996,011	173,005,971
Total Assets	$278,307,466	$292,431,342
Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$6,091,437	$7,823,722
Taxes payable-current	477,918	699,563
Amount due to a related party	2,564,357	2,605,694
Finance lease liability, current portion	163,713	213,346
Operating lease liabilities, current portion	420,262	433,440
Total Current Liabilities	9,717,687	11,775,765
Non-Current Liabilities
Finance lease liability, net of current portion	1,245,170	1,461,721
Operating lease liabilities, net of current portion	7,093,458	7,575,651
Total Non-Current Liabilities	8,338,628	9,037,372
Total Liabilities	$18,056,315	$20,813,137
Commitment and Loss Contingencies
Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,717,754 shares issued; and 10,431,924 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	24,476	24,476
Treasury stock; 285,830 shares as of June 30, 2023 and December 31, 2022 at cost	(1,372,673)	(1,372,673)
Additional paid-in capital	101,237,059	101,237,059
Retained earnings unappropriated	156,849,972	158,089,535
Retained earnings appropriated	26,667,097	26,667,097
Accumulated other comprehensive loss	(23,154,780)	(13,027,289)
Total Stockholders’ Equity	260,251,151	271,618,205
Total Liabilities and Stockholders’ Equity	$278,307,466	$292,431,342

GULF RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

(UNAUDITED)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2023	2022	2023	2022
NET REVENUE
Net revenue	$8,005,782	$15,711,714	$17,307,789	$24,642,451
OPERATING INCOME (EXPENSE)
Cost of net revenue	(7,321,442)	(8,101,120)	(14,090,516)	(12,651,088)
Sales, marketing and other operating expenses	(14,718)	(17,045)	(28,422)	(27,405)
Direct labor and factory overheads incurred during plant shutdown	(1,055,529)	(1,927,297)	(3,464,265)	(4,111,888)
General and administrative expenses	(593,325)	(557,089)	(1,503,376)	(2,799,590)
Other operating income (expense)	60,134	—	60,134	(8,404)
	(8,924,880)	(10,602,551)	(19,026,445)	(19,598,375)
PROFIT (LOSS) FROM OPERATIONS	(919,098)	5,109,163	(1,718,656)	5,044,076
OTHER INCOME (EXPENSE) Interest expense	(27,901)	(32,296)	(57,531)	(66,988)
Interest income	72,484	74,548	143,369	150,076
Income (Loss) before taxes	(874,515)	5,151,415	(1,632,818)	5,127,164
INCOME TAX BENEFIT (EXPENSE)	192,699	(1,249,621)	393,255	(1,345,316)
NET PROFIT (LOSS)	$(681,816)	$3,901,794	$(1,239,563)	$3,781,848
COMPREHENSIVE PROFIT (LOSS) NET PROFIT (LOSS)	$(681,816)	$3,901,794	$(1,239,563)	$3,781,848
- Foreign currency translation adjustments	(13,906,993)	(16,393,444)	(10,127,491)	(14,844,410)
COMPREHENSIVE PROFIT (LOSS)	$(14,588,809)	$(12,491,650)	$(11,367,054)	$(11,062,562)
EARNINGS (LOSS) PER SHARE: BASIC AND DILUTED	$(0.07)	$0.37	$(0.12)	$0.36
WEIGHTED AVERAGE NUMBER OF SHARES:
BASIC AND DILUTED	10,431,924	10,471,924	10,431,924	10,471,924

GULF RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

(UNAUDITED)

	Six-Month Period Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(1,239,563)	$3,781,848
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization on capital lease obligation	56,461	69,696
Depreciation and amortization	10,596,765	10,275,874
Unrealized exchange (gain) loss on translation of inter-company balances	(26,708)	38,248
Deferred tax asset	(393,255)	1,249,763
Changes in assets and liabilities:
Accounts receivable	3,152,419	4,683,856
Inventories	791,146	94,412
Prepayments and deposits	52,136	(2,790,331)
Other receivables	(1,222)	—
Accounts and Other payable and accrued expenses	(1,518,073)	2,219,224
Taxes payable	(288,429)	(56,516)
Operating lease	(170,121)	(1,073,677)
Net cash provided by (used in) by operating activities	11,011,556	18,492,397
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	(48,352)	(33,217,987)
Net cash used in investing activities	(48,352)	(33,217,987)
CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(267,810)	(283,915)
Net cash used in financing activities	(267,810)	(283,915)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,648,129)	(1,642,327)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,047,265	(16,651,832)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	108,226,214	95,767,263
CASH AND CASH EQUIVALENTS - END OF PERIOD	$115,273,479	$79,115,431

	Years Ended June 30,
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION	2023	2022
Cash paid during the year for:
Paid for taxes	$3,761,055	$3,835,926
Interest on finance lease obligation	$56,461	$69,696
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sell crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com Director of Investor Relations

Helen Xu (Haiyan Xu) beishengrong@vip.163.com